UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Approval of Proposed Domination and Profit and Loss Transfer Agreement

On October 18, 2022, the Board of Directors (the “Board”) of ADTRAN Holdings, Inc. (the “Company”) and the management board of ADVA Optical Networking SE, a company organized and existing under the laws of Germany (“ADVA”), agreed on a final draft of a domination and profit and loss transfer agreement (the “DPLTA”) between the Company, as the controlling company, and ADVA, as the controlled company. The parties’ execution of the DPLTA remains subject to the approval of the DPLTA by shareholders of ADVA with 75% of the votes cast in an extraordinary general meeting, which is scheduled to be held on November 30, 2022. The Company currently holds 33,957,538 shares of ADVA, representing 65.35% of ADVA’s outstanding shares on October 18, 2022.

An ad-hoc notification published by the Company and available on the “Publications – Ad Hoc Disclosures” page of the Company’s website at https://investors.adtran.com/Publications/Ad-hoc-disclosures, summarizes certain terms of the proposed DPLTA. A copy of the ad-hoc announcement is also attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the proposed DPLTA and pursuant to the German Stock Corporation Act, the Company’s Board and the management board of ADVA intend to publish a joint report (Vertragsbericht) on the DPLTA, which will, inter alia, include a copy of the proposed DPLTA and a valuation report of ValueTrust Financial Advisors SE.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Ad-hoc notification by ADTRAN Holdings, Inc., dated October 18, 2022.

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

Certain statements contained in this document regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, the conclusion of the proposed DPLTA and related transactions. Such forward-looking statements are based on the current expectations of the Company and involve risks and uncertainties because such statements relate to events and depend on circumstances that may or may not occur in the future; consequently, actual results may differ materially from those expressed or implied in the statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. In addition, risks and uncertainties related to the proposed DPLTA include, but are not limited to, the risk that it may not be approved or its effectiveness be delayed as a result of litigation or otherwise or may not occur, and risks associated with any appraisal proceedings. Risks and uncertainties may also include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the DPLTA and risks associated with the impact the business combination of the Company and ADVA, the proposed DPLTA and any related litigation may have on the business and operations of the combined company, including on the ability of the combined company to retain and hire key personnel, and maintain relationships with its suppliers and customers. These risks, as well as other risks are more fully discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, neither the Company nor ADVA undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2022	ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano
Chief Financial Officer